Exhibit 99.1

AMAZON.COM ANNOUNCES SECOND QUARTER RESULTS

SEATTLE—(BUSINESS WIRE) August 3, 2023—Amazon.com, Inc. (NASDAQ: AMZN) today announced financial results for its second quarter ended June 30, 2023.

•Net sales increased 11% to $134.4 billion in the second quarter, compared with $121.2 billion in second quarter 2022. Excluding the $0.3 billion unfavorable impact from year-over-year changes in foreign exchange rates throughout the quarter, net sales increased 11% compared with second quarter 2022.
•North America segment sales increased 11% year-over-year to $82.5 billion.
•International segment sales increased 10% year-over-year to $29.7 billion.
•AWS segment sales increased 12% year-over-year to $22.1 billion.
•Operating income increased to $7.7 billion in the second quarter, compared with $3.3 billion in second quarter 2022.
•North America segment operating income was $3.2 billion, compared with an operating loss of $0.6 billion in second quarter 2022.
•International segment operating loss was $0.9 billion, compared with an operating loss of $1.8 billion in second quarter 2022.
•AWS segment operating income was $5.4 billion, compared with operating income of $5.7 billion in second quarter 2022.
•Net income was $6.7 billion in the second quarter, or $0.65 per diluted share, compared with a net loss of $2.0 billion, or $0.20 per diluted share, in second quarter 2022.
•Second quarter 2023 net income includes a pre-tax valuation gain of $0.2 billion included in non-operating expense from the common stock investment in Rivian Automotive, Inc., compared to a pre-tax valuation loss of $3.9 billion from the investment in second quarter 2022.
•Operating cash flow increased 74% to $61.8 billion for the trailing twelve months, compared with $35.6 billion for the trailing twelve months ended June 30, 2022.
•Free cash flow improved to an inflow of $7.9 billion for the trailing twelve months, compared with an outflow of $23.5 billion for the trailing twelve months ended June 30, 2022.
•Free cash flow less principal repayments of finance leases and financing obligations improved to an inflow of $1.9 billion for the trailing twelve months, compared with an outflow of $33.5 billion for the trailing twelve months ended June 30, 2022.
•Free cash flow less equipment finance leases and principal repayments of all other finance leases and financing obligations improved to an inflow of $6.7 billion for the trailing twelve months, compared with an outflow of $26.1 billion for the trailing twelve months ended June 30, 2022.

“It was another strong quarter of progress for Amazon,” said Andy Jassy, Amazon CEO. “We continued lowering our cost to serve in our fulfillment network, while also providing Prime customers with the fastest delivery speeds we’ve ever recorded. Our AWS growth stabilized as customers started shifting from cost optimization to new workload deployment, and AWS has continued to add to its meaningful leadership position in the cloud with a slew of generative AI releases that make it much easier and more cost-effective for companies to train and run models (Trainium and Inferentia chips), customize Large Language Models to build generative AI applications and agents (Bedrock), and write code much more efficiently with CodeWhisperer. We’re also continuing to see strong demand for our advertising services as the team keeps innovating for brands, including the ramp up for Thursday Night Football with the ability for advertisers to tailor their spots by audience and create interactive experiences for consumers. We remain excited about what lies ahead for customers and the company.”

Highlights

Obsessing over the customer experience
Amazon obsesses over how to make customers’ lives better and easier every day. This is true for consumers, sellers, brands, developers, enterprises, and creators. For example, Amazon:
•Delivered its largest selection of products to U.S. Prime members at the fastest speeds ever in the quarter. The company now offers U.S. Prime members free Same-Day or One-Day Delivery on tens of millions of the most popular items. Across the top 60 largest U.S. metro areas, more than half of Prime member orders arrived the same or next day in the quarter. So far this year, Amazon has delivered more than 1.8 billion units to U.S. Prime members the same or next day—nearly four times the number of units delivered at those speeds by this point in 2019.
•Held the biggest Prime Day event ever on July 11-12, in the third quarter, as Prime members worldwide purchased more than 375 million items and saved more than $2.5 billion. This year, Amazon offered more deals than any past Prime Day, with Home, Fashion, and Beauty among the top-selling deal categories. This was the largest Prime Day ever for Amazon’s independent sellers, most of which are small and medium-sized businesses, and the first where U.S.-based Prime members could shop deals directly from merchant sites using Buy with Prime.
•Increased selection in the U.S. Amazon store. Amazon added new beauty and fashion brands, including D’Amelio Footwear, Dyson hair care, IT Cosmetics, Ralph Lauren Fragrances, and Urban Decay, and extended its collaboration with Victoria’s Secret. This marks the first time Victoria’s Secret lingerie and apparel are available through a retail partner in North America. Amazon also expanded its selection of grocery items from brands such as General Mills and Coca-Cola.
•Announced Amazon Business is one of our fastest growing offerings, with a $35 billion annualized gross sales run rate and serving more than 6 million customers. Amazon Business allows businesses, municipalities, and organizations to procure products like office supplies and other bulk items easily and at discounted prices.
•Enabled customers worldwide to save more than $1 billion in the last 12 months through Subscribe & Save, a program that helps customers save time and money on regularly scheduled deliveries. Customers select their preferred delivery frequency for eligible products and can cancel or change their subscription at any time. The program has tens of millions of global subscribers with hundreds of millions of subscriptions.
•Announced that Amazon Day deliveries, which give Prime members the ability to choose a designated day of the week that makes sense for them to receive their orders, saved 136 million boxes in 2022. On top of making deliveries work for customers’ personal schedules, this free Prime benefit uses 30% fewer boxes on average.
•Released Amazon’s annual U.S. Small Business Empowerment Report for 2022, which detailed that more than 60% of sales in Amazon’s store came from independent sellers, most of which are small and medium-sized businesses. U.S.-based independent sellers sold more than 4.1 billion products and averaged more than $230,000 in sales. Amazon also announced a Small Business Search filter, which helps customers easily discover and shop for products from small businesses and artisans while shopping in Amazon’s store.
•Marked the 10th anniversary of Amazon.in and announced that Amazon India has enabled cumulative ecommerce exports of over $7 billion. By 2025, Amazon India has a goal to enable cumulative ecommerce exports of $20 billion, digitize 10 million small businesses, and create 2 million jobs in India.
•Premiered AIR, which launched in more theaters worldwide than any previous Amazon Original film. The film subsequently debuted on Prime Video and ranked No. 3 on Nielsen’s Streaming Top 10 list during the first three days of its release. The company also premiered additional Amazon Original films and series including the final seasons of Tom Clancy’s Jack Ryan and Emmy-winning The Marvelous Mrs. Maisel; the global spy thriller Citadel, which was the No. 1 title on Prime Video in nearly 200 countries and territories during its premiere weekend; and Emmy-

nominated Jury Duty, which was the No. 1 title on Freevee during the month it premiered and delivered the highest number of viewers in the U.S. on Freevee in a single month.
•Earned 68 Primetime Emmy Award nominations, including three nominations in the Outstanding Comedy Series category for Prime Video’s The Marvelous Mrs. Maisel, Freevee’s Jury Duty, and MGM’s Wednesday. Jury Duty became the first advertising-based video-on-demand series nominated in a major Emmy category, while The Marvelous Mrs. Maisel became the most nominated streaming comedy in Emmy history with 80 nominations over its five seasons. Daisy Jones & The Six also earned nine nominations and The Lord of the Rings: The Rings of Power earned six nominations.
•Grew Prime Video’s international slate of content with more than 40 new local Amazon Originals and live sporting events. Medellín (France) and My Fault (Spain) became the most watched non-English-language local Original titles in Prime Video history outside of their home territories. New global programming also included Deadloch (Australia), Caravana das Drags (Brazil), The Gryphon (Germany), Dahaad (India), Takeshi’s Castle (Japan), De Viaje con los Derbez Season Three (Mexico), and Gangs of Lagos (Nigeria).
•Launched Amazon MGM Studios Distribution to license Amazon Original and MGM library content to third parties after debuting on Prime Video. This will include movies and TV series, such as Coming 2 America and The Marvelous Mrs. Maisel, among others. Titles available cover a variety of highly marketable formats and genres with distribution rights available.
•Partnered with Pinterest to display ads on its website for products sold in Amazon’s store, where over 463 million people go each month to find recipes, home, and style inspiration. As Pinterest’s first partner for third-party ads, Amazon will make it easier for customers to discover and buy relevant products on Amazon and provide value for brands and advertisers.
•Announced new commitments and migrations from AWS customers.
•Omnicom, a global marketing and communications company, will use AWS generative artificial intelligence (generative AI) and machine learning services, including Amazon Bedrock and Amazon EC2 Trn1n instances powered by AWS Trainium chips, to help accelerate advertising campaign development, including automating activities such as developing creative briefs, media plans, ad creative, audience segmentation, and performance measurement.
•Royal Philips will use Amazon Bedrock to create a generative AI application that will provide clinical decision support, help enable more accurate diagnoses, and automate administrative tasks.
•3M Health Information Systems is using AWS machine learning and generative AI services, including Amazon Bedrock, Amazon Comprehend Medical, and Amazon Transcribe Medical, to accelerate AI innovation in clinical documentation.
•Old Mutual, an African financial services group, migrated its information technology infrastructure to AWS to help decrease financial transaction processing time by two-thirds and reduce downtime by 50%, as well as leverage AWS machine learning and generative AI services to generate real-time, personalized financial forecasting and recommendations for customers.
•Experian named AWS as its preferred cloud provider to power its multiyear information technology modernization initiative.
•Banco Bilbao Vizcaya Argentaria will use AWS analytics and machine learning to transform its internal processes, improve risk management, drive growth, and provide innovative solutions for its customers.
•Allen Institute is working with AWS to build a first-of-its-kind knowledge hub to advance treatment for brain disorders.
•Sumitomo Corporation, a global trading and investment company, selected AWS to modernize its SAP service and drive business insights across its 900 subsidiaries.
•KB Bank in South Korea reduced its operating costs by 20% using Amazon Elastic Kubernetes Service, Amazon Aurora, and Amazon CloudWatch, among other AWS services, to provide 70 key financial services to the bank’s 11 million monthly active users.
•Acciona, a Spanish infrastructure and renewable energy company, completed the migration of its enterprise resource planning workloads and other core business applications to AWS, resulting in increased data availability and enhanced security.

•HSBC launched an AI-powered index that uses AWS machine learning services to analyze and learn from data thousands of times faster than humans, enabling the index to automatically adapt its approach as market dynamics change and new information becomes available.
•AWS continued to expand its infrastructure footprint to meet customer demand, launching AWS Local Zones in Auckland, New Zealand, and Manila, Philippines, and an Amazon CloudFront location in Nigeria.

Inventing on behalf of customers
Amazon is driven by a passion for invention across all of its business areas. The company builds new products and services that customers ask for, and also invents new ones that customers didn’t know they wanted but make their lives or businesses better in some meaningful way. For example, Amazon:
•Announced new AWS technologies and capabilities that help customers of all sizes take advantage of generative AI, improve productivity, and enhance their security posture. These include:
•More choice for Amazon Bedrock customers with the addition of Cohere as a foundation model provider and the latest foundation models from Anthropic and Stability AI.
•Agents for Amazon Bedrock, a capability that makes it easier for developers to create generative-AI based applications that can complete complex tasks and deliver customized, up-to-date answers based on proprietary data.
•AWS HealthScribe, a new HIPAA-eligible service for healthcare software providers that uses speech recognition and generative AI to automatically create preliminary clinical documentation from patient-clinician conversations.
•Amazon Elastic Compute Cloud (Amazon EC2) P5 instances, the latest generation instances optimized for generative AI and HPC, powered by NVIDIA H100 Tensor Core GPUs.
•AWS AppFabric, a service that helps IT and security teams more easily manage and secure applications.
•The general availability of Amazon Security Lake, which centralizes security data from AWS, on-premises, and other cloud environments, into a purpose-built data lake. This gives customers broad visibility to investigate and respond to security events.
•New capabilities for Amazon GuardDuty, AWS’s threat detection service that helps protect customers from the latest threats using machine learning, anomaly detection, and integrated threat intelligence. New capabilities include new container runtime protection for Amazon Elastic Kubernetes Service (Amazon EKS), extended coverage for data stored in Amazon Aurora, and support for serverless applications in AWS Lambda.
•Amazon Aurora I/O-Optimized, a new configuration for Amazon Aurora (AWS’s high-performance, fully-managed relational database service) that offers improved price performance and predictable pricing for customers with input/output (I/O)-intensive applications.
•The AWS Generative AI Innovation Center to help customers successfully build and deploy generative AI solutions. AWS is investing $100 million in the program, which will connect AWS AI and machine learning experts with customers around the globe to help them envision, design, and launch new generative AI products, services, and processes.
•Introduced new Echo devices to give customers more choices for how to access Alexa. Echo Pop features a new hardware design with a front-facing directional speaker; Echo Show 5 features a redesigned speaker and new space-themed design for the Echo Show 5 Kids; and wireless Echo Buds deliver high-quality audio and access to Alexa on the go. To date, Amazon has sold more than half a billion Alexa-enabled devices globally.
•Expanded the Amazon Fire tablet family with the Fire Max 11, Amazon’s biggest and most powerful tablet with an 11-inch display, durable and eco-friendly design, processor that’s almost 50% faster than any other Amazon tablet, 14 hours of battery life, fingerprint recognition, and Alexa integration.
•Expanded offerings of Alexa Smart Properties—which delivers Alexa experiences in hotels, vacation rentals, apartments, and other properties—to include Atria Management Company, which is bringing Alexa to its senior living facilities across the U.S., and Circa Resort & Casino, which is adding Alexa to all of its hotel rooms in Las Vegas, Nevada.
•Announced Fire TV Channels, a free ad-supported service that offers Fire TV customers access to content from over 400 providers like NHL, Xbox, and TMZ. Customers can watch live, on-demand, and short-form content in categories such as news, sports, music videos, entertainment, food and cooking, video games, and travel. Fire TV Channels brings together premium free content that spans diverse customer interests from a growing list of household names like ABC News, CBS Sports HQ, FOX Sports, Major League Baseball, NBC News Now, Martha Stewart, and America’s Test Kitchen.
•Introduced new, more advanced machine learning models to help advertisers reach previously unaddressable audiences with Amazon Ads. The new machine learning models analyze a range of signals to help advertisers predict and reach highly relevant audiences with optimal cost-efficiency, which is critical to reaching desired audiences as the advertising industry moves away from third-party cookies. Performance improvements include an increase in click-through rate, an increase in return on ad spend, and a decrease in cost per impression.
•Launched Amazon Hub Delivery in the U.S. In this flexible delivery program, Amazon partners with local businesses, such as florists or dry cleaners, to deliver packages for Amazon. Partners receive packages each morning and can make deliveries when it works best for their schedule. Amazon’s goal is to onboard 2,500 partners in 23 states by the end of 2023.

Supporting employees, delivery service partners, communities, and the environment
In addition to its focus on customers, Amazon strives to make every day better for its employees and delivery service partners. Amazon also believes that success and scale bring broad responsibility to help the planet, future generations, and local communities in which the company has a significant presence. For example, the company:
•Was named the top corporate giver in the Puget Sound metro region by the Puget Sound Business Journal and in the Washington, D.C., metro region by The Washington Business Journal. Amazon was recognized for donations to more than 300 local organizations, supporting equity in education, affordable housing, and regional economic development.
•Doubled the capacity of Amazon’s Disaster Relief Hub in Atlanta, Georgia, where 2.4 million relief items were pre-positioned ahead of the 2023 hurricane season. Items are distributed in the wake of natural disasters to nonprofits and other aid partners that quickly help communities impacted by hurricanes or other disasters. Amazon also launched a Disaster Relief Hub in Japan, bringing Amazon’s global total number of Disaster Relief hubs to five.
•Awarded 400 scholarships for students from underserved and underrepresented communities to attend a U.S. college or university through Amazon Future Engineer, the company’s computer science education program. Since launching the program five years ago, Amazon has awarded $38 million in scholarships to 950 U.S. students who are also granted paid internships at Amazon.
•Committed to hire at least 5,000 displaced refugees in Europe by 2026 and expanded Amazon’s Welcome Door program to Australia, Germany, and Poland. The program, which launched in 2022 in the U.S., provides resources and support to refugee and humanitarian-based immigrant employees.
•Announced that in 2022 in North America, more than 7 million products were shipped without additional Amazon packaging. This is part of the company’s efforts to reduce excess packaging for customer orders without compromising delivery speed or product care with Amazon’s Ship In Own Container program, where items are shipped without additional packaging.
•Announced the global expansion of Amazon’s Cancer Advocacy, Resources, Education, and Support (CARES) program by the end of 2023 for all Amazon employees and family members with cancer. CARES helps alleviate stress related to working while sick and helps with accessing the best possible care, benefits management, health system navigation, appointment scheduling, paperwork, and more. The program started in 2022 and operates in 23 countries.
•Opened Metropolitan Park (“Met Park”), the first phase of Amazon’s second headquarters, in Arlington, Virginia. The 2.1 million-square-foot development includes over 50,000 square feet of retail space that prioritizes local minority- and women-owned businesses, protected bike lanes, over 2.5 acres of public park space, and will operate with zero carbon emissions. Other features include low-carbon concrete, water capture and reuse, and landscaped roofs where plantings will reduce buildings’ energy consumption.
•Ranked No. 1 on LinkedIn’s Top Companies, an annual list of the most sought-after places to work and grow a career in the U.S., Japan, and Spain; No. 1 on the Harvard CAPS Harris Poll of Most Favorable Institutions, ahead of all other companies and government institutions, including the U.S. military; No. 3 on Boston Consulting Group’s annual Most Innovative Companies report; and No. 3 on Morning Consult’s Most Trusted Brands list. Amazon also ranked in the top 10 for the 15th consecutive year on the Axios Harris Poll 100, an annual ranking of the reputation of the most visible companies in America.

Financial Guidance
The following forward-looking statements reflect Amazon.com’s expectations as of August 3, 2023, and are subject to substantial uncertainty. Our results are inherently unpredictable and may be materially affected by many factors, such as fluctuations in foreign exchange rates, changes in global economic and geopolitical conditions and customer demand and spending (including the impact of recessionary fears), inflation, interest rates, regional labor market constraints, world events, the rate of growth of the Internet, online commerce, and cloud services, and the various factors detailed below.
Third Quarter 2023 Guidance
•Net sales are expected to be between $138.0 billion and $143.0 billion, or to grow between 9% and 13% compared with third quarter 2022. This guidance anticipates a favorable impact of approximately 120 basis points from foreign exchange rates.
•Operating income is expected to be between $5.5 billion and $8.5 billion, compared with $2.5 billion in third quarter 2022.
•This guidance assumes, among other things, that no additional business acquisitions, restructurings, or legal settlements are concluded.

A conference call will be webcast live today at 2:30 p.m. PT/5:30 p.m. ET, and will be available for at least three months at amazon.com/ir. This call will contain forward-looking statements and other material information regarding the Company’s financial and operating results.

These forward-looking statements are inherently difficult to predict. Actual results and outcomes could differ materially for a variety of reasons, including, in addition to the factors discussed above, the amount that Amazon.com invests in new business opportunities and the timing of those investments, the mix of products and services sold to customers, the mix of net sales derived from products as compared with services, the extent to which we owe income or other taxes, competition, management of growth, potential fluctuations in operating results, international growth and expansion, the outcomes of claims, litigation, government investigations, and other proceedings, fulfillment, sortation, delivery, and data center optimization, risks of inventory management, variability in demand, the degree to which the Company enters into, maintains, and develops commercial agreements, proposed and completed acquisitions and strategic transactions, payments risks, and risks of fulfillment throughput and productivity. Other risks and uncertainties include, among others, risks related to new products, services, and technologies, system interruptions, government regulation and taxation, and fraud. In addition, global economic and geopolitical conditions and additional or unforeseen circumstances, developments, or events may give rise to or amplify many of these risks. More information about factors that potentially could affect Amazon.com’s financial results is included in Amazon.com’s filings with the Securities and Exchange Commission (“SEC”), including its most recent Annual Report on Form 10-K and subsequent filings.

Our investor relations website is amazon.com/ir and we encourage investors to use it as a way of easily finding information about us. We promptly make available on this website, free of charge, the reports that we file or furnish with the SEC, corporate governance information (including our Code of Business Conduct and Ethics), and select press releases, which may contain material information about us, and you may subscribe to be notified of new information posted to this site.
About Amazon
Amazon is guided by four principles: customer obsession rather than competitor focus, passion for invention, commitment to operational excellence, and long-term thinking. Amazon strives to be Earth’s Most Customer-Centric Company, Earth’s Best Employer, and Earth’s Safest Place to Work. Customer reviews, 1-Click shopping, personalized recommendations, Prime, Fulfillment by Amazon, AWS, Kindle Direct Publishing, Kindle, Career Choice, Fire tablets, Fire TV, Amazon Echo, Alexa, Just Walk Out technology, Amazon Studios, and The Climate Pledge are some of the things pioneered by Amazon. For more information, visit amazon.com/about and follow @AmazonNews.

AMAZON.COM, INC.
Consolidated Statements of Cash Flows
(in millions)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,		Twelve Months Ended June 30,
	2022	2023	2022	2023	2022	2023

CASH, CASH EQUIVALENTS, AND RESTRICTED CASH, BEGINNING OF PERIOD	$36,599	$49,734	$36,477	$54,253	$40,667	$37,700
OPERATING ACTIVITIES:
Net income (loss)	(2,028)	6,750	(5,872)	9,922	11,607	13,072
Adjustments to reconcile net income (loss) to net cash from operating activities:
Depreciation and amortization of property and equipment and capitalized content costs, operating lease assets, and other	9,716	11,589	18,909	22,712	37,748	45,724
Stock-based compensation	5,209	7,127	8,459	11,875	15,319	23,037
Non-operating expense (income), net	6,104	47	14,793	581	3,201	2,754
Deferred income taxes	(1,955)	(2,744)	(3,956)	(3,216)	(6,670)	(7,408)
Changes in operating assets and liabilities:
Inventories	(3,890)	(2,373)	(6,504)	(2,002)	(15,478)	1,910
Accounts receivable, net and other	(6,799)	(5,167)	(8,315)	(3,646)	(19,761)	(17,228)
Accounts payable	3,699	3,029	(5,681)	(8,235)	6,140	391
Accrued expenses and other	(1,412)	(1,938)	(7,315)	(7,701)	553	(1,944)
Unearned revenue	321	156	1,657	974	2,915	1,533
Net cash provided by (used in) operating activities	8,965	16,476	6,175	21,264	35,574	61,841
INVESTING ACTIVITIES:
Purchases of property and equipment	(15,724)	(11,455)	(30,675)	(25,662)	(65,358)	(58,632)
Proceeds from property and equipment sales and incentives	1,626	1,043	2,835	2,180	6,297	4,669
Acquisitions, net of cash acquired, and other	(259)	(316)	(6,600)	(3,829)	(7,635)	(5,545)
Sales and maturities of marketable securities	2,608	1,551	25,361	2,666	53,706	8,906
Purchases of marketable securities	(329)	(496)	(2,093)	(834)	(25,590)	(1,306)
Net cash provided by (used in) investing activities	(12,078)	(9,673)	(11,172)	(25,479)	(38,580)	(51,908)
FINANCING ACTIVITIES:
Common stock repurchased	(3,334)	—	(6,000)	—	(6,000)	—
Proceeds from short-term debt, and other	4,865	4,399	18,608	17,179	23,462	40,124
Repayments of short-term debt, and other	(7,610)	(7,641)	(13,841)	(11,244)	(18,417)	(34,957)
Proceeds from long-term debt	12,824	—	12,824	—	13,200	8,342
Repayments of long-term debt	(1)	(2,000)	(1)	(3,386)	(1,511)	(4,643)
Principal repayments of finance leases	(2,059)	(1,220)	(4,836)	(2,600)	(9,789)	(5,705)
Principal repayments of financing obligations	(59)	(77)	(138)	(134)	(205)	(244)
Net cash provided by (used in) financing activities	4,626	(6,539)	6,616	(185)	740	2,917
Foreign currency effect on cash, cash equivalents, and restricted cash	(412)	69	(396)	214	(701)	(483)
Net increase (decrease) in cash, cash equivalents, and restricted cash	1,101	333	1,223	(4,186)	(2,967)	12,367
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH, END OF PERIOD	$37,700	$50,067	$37,700	$50,067	$37,700	$50,067
SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest on debt, net of capitalized interest	$349	$954	$628	$1,356	$1,271	$2,289
Cash paid for operating leases	2,088	2,528	4,455	4,995	7,960	9,173
Cash paid for interest on finance leases	95	77	202	158	437	330
Cash paid for interest on financing obligations	55	41	113	100	198	194
Cash paid for income taxes, net of refunds	3,145	3,735	3,598	4,354	4,682	6,791
Assets acquired under operating leases	5,101	4,104	7,276	7,730	23,531	19,254
Property and equipment acquired under finance leases, net of remeasurements and modifications	61	240	227	248	3,579	696
Property and equipment recognized during the construction period of build-to-suit lease arrangements	986	84	2,351	215	6,117	1,051
Property and equipment derecognized after the construction period of build-to-suit lease arrangements, with the associated leases recognized as operating	1,079	—	1,112	720	1,243	4,766

AMAZON.COM, INC.
Consolidated Statements of Operations
(in millions, except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2023	2022	2023

Net product sales	$56,575	$59,032	$113,030	$116,013
Net service sales	64,659	75,351	124,648	145,728
Total net sales	121,234	134,383	237,678	261,741
Operating expenses:
Cost of sales	66,424	69,373	132,923	137,164
Fulfillment	20,342	21,305	40,613	42,210
Technology and infrastructure	18,072	21,931	32,914	42,381
Sales and marketing	10,086	10,745	18,406	20,917
General and administrative	2,903	3,202	5,497	6,245
Other operating expense (income), net	90	146	339	369
Total operating expenses	117,917	126,702	230,692	249,286
Operating income	3,317	7,681	6,986	12,455
Interest income	159	661	267	1,272
Interest expense	(584)	(840)	(1,056)	(1,663)
Other income (expense), net	(5,545)	61	(14,115)	(382)
Total non-operating expense	(5,970)	(118)	(14,904)	(773)
Income (loss) before income taxes	(2,653)	7,563	(7,918)	11,682
Benefit (provision) for income taxes	637	(804)	2,059	(1,752)
Equity-method investment activity, net of tax	(12)	(9)	(13)	(8)
Net income (loss)	$(2,028)	$6,750	$(5,872)	$9,922
Basic earnings per share	$(0.20)	$0.66	$(0.58)	$0.97
Diluted earnings per share	$(0.20)	$0.65	$(0.58)	$0.95
Weighted-average shares used in computation of earnings per share:
Basic	10,175	10,285	10,173	10,268
Diluted	10,175	10,449	10,173	10,398

AMAZON.COM, INC.
Consolidated Statements of Comprehensive Income (Loss)
(in millions)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2023	2022	2023

Net income (loss)	$(2,028)	$6,750	$(5,872)	$9,922
Other comprehensive income (loss):
Foreign currency translation adjustments, net of tax of $76, $(22), $60, and $(32)	(2,186)	264	(2,519)	650
Net change in unrealized gains (losses) on available-for-sale debt securities:
Unrealized gains (losses), net of tax of $0, $(5), $1, and $(34)	(238)	17	(900)	112
Reclassification adjustment for losses (gains) included in “Other income (expense), net,” net of tax of $0, $(5), $0, and $(15)	7	12	13	45
Net unrealized gains (losses) on available-for-sale debt securities	(231)	29	(887)	157
Total other comprehensive income (loss)	(2,417)	293	(3,406)	807
Comprehensive income (loss)	$(4,445)	$7,043	$(9,278)	$10,729

AMAZON.COM, INC.
Segment Information
(in millions)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2023	2022	2023

North America
Net sales	$74,430	$82,546	$143,674	$159,427
Operating expenses	75,057	79,335	145,869	155,318
Operating income (loss)	$(627)	$3,211	$(2,195)	$4,109

International
Net sales	$27,065	$29,697	$55,824	$58,820
Operating expenses	28,836	30,592	58,876	60,962
Operating loss	$(1,771)	$(895)	$(3,052)	$(2,142)

AWS
Net sales	$19,739	$22,140	$38,180	$43,494
Operating expenses	14,024	16,775	25,947	33,006
Operating income	$5,715	$5,365	$12,233	$10,488

Consolidated
Net sales	$121,234	$134,383	$237,678	$261,741
Operating expenses	117,917	126,702	230,692	249,286
Operating income	3,317	7,681	6,986	12,455
Total non-operating expense	(5,970)	(118)	(14,904)	(773)
Benefit (provision) for income taxes	637	(804)	2,059	(1,752)
Equity-method investment activity, net of tax	(12)	(9)	(13)	(8)
Net income (loss)	$(2,028)	$6,750	$(5,872)	$9,922

Segment Highlights:
Y/Y net sales growth (decline):
North America	10%	11%	9%	11%
International	(12)	10	(9)	5
AWS	33	12	35	14
Consolidated	7	11	7	10
Net sales mix:
North America	62%	61%	60%	61%
International	22	22	24	22
AWS	16	17	16	17
Consolidated	100%	100%	100%	100%

AMAZON.COM, INC.
Consolidated Balance Sheets
(in millions, except per share data)
 (unaudited)

	December 31, 2022	June 30, 2023

ASSETS
Current assets:
Cash and cash equivalents	$53,888	$49,529
Marketable securities	16,138	14,441
Inventories	34,405	36,587
Accounts receivable, net and other	42,360	39,925
Total current assets	146,791	140,482
Property and equipment, net	186,715	193,784
Operating leases	66,123	70,332
Goodwill	20,288	22,785
Other assets	42,758	50,224
Total assets	$462,675	$477,607
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$79,600	$69,481
Accrued expenses and other	62,566	64,235
Unearned revenue	13,227	14,522
Total current liabilities	155,393	148,238
Long-term lease liabilities	72,968	75,822
Long-term debt	67,150	63,092
Other long-term liabilities	21,121	21,853
Commitments and contingencies
Stockholders’ equity:
Preferred stock ($0.01 par value; 500 shares authorized; no shares issued or outstanding)	—	—
Common stock ($0.01 par value; 100,000 shares authorized; 10,757 and 10,828 shares issued; 10,242 and 10,313 shares outstanding)	108	108
Treasury stock, at cost	(7,837)	(7,837)
Additional paid-in capital	75,066	86,896
Accumulated other comprehensive income (loss)	(4,487)	(3,680)
Retained earnings	83,193	93,115
Total stockholders’ equity	146,043	168,602
Total liabilities and stockholders’ equity	$462,675	$477,607

AMAZON.COM, INC.
Supplemental Financial Information and Business Metrics
(in millions, except per share data)
(unaudited)

	Q1 2022	Q2 2022	Q3 2022	Q4 2022	Q1 2023	Q2 2023	Y/Y % Change
Cash Flows and Shares
Operating cash flow -- trailing twelve months (TTM)	$39,324	$35,574	$39,665	$46,752	$54,330	$61,841	74%
Operating cash flow -- TTM Y/Y growth (decline)	(41)%	(40)%	(27)%	1%	38%	74%	N/A
Purchases of property and equipment, net of proceeds from sales and incentives -- TTM	$57,951	$59,061	$59,351	$58,321	$57,649	$53,963	(9)%
Principal repayments of finance leases -- TTM	$10,534	$9,789	$8,561	$7,941	$6,544	$5,705	(42)%
Principal repayments of financing obligations -- TTM	$174	$205	$233	$248	$226	$244	19%
Equipment acquired under finance leases -- TTM (1)	$2,764	$1,621	$868	$299	$285	$269	(83)%
Principal repayments of all other finance leases -- TTM (2)	$714	$751	$706	$670	$625	$631	(16)%
Free cash flow -- TTM (3)	$(18,627)	$(23,487)	$(19,686)	$(11,569)	$(3,319)	$7,878	N/A
Free cash flow less principal repayments of finance leases and financing obligations -- TTM (4)	$(29,335)	$(33,481)	$(28,480)	$(19,758)	$(10,089)	$1,929	N/A
Free cash flow less equipment finance leases and principal repayments of all other finance leases and financing obligations -- TTM (5)	$(22,279)	$(26,064)	$(21,493)	$(12,786)	$(4,455)	$6,734	N/A
Common shares and stock-based awards outstanding	10,454	10,551	10,597	10,627	10,625	10,794	2%
Common shares outstanding	10,171	10,183	10,198	10,242	10,258	10,313	1%
Stock-based awards outstanding	283	368	399	384	367	481	31%
Stock-based awards outstanding -- % of common shares outstanding	2.8%	3.6%	3.9%	3.8%	3.6%	4.7%	N/A
Results of Operations
Worldwide (WW) net sales	$116,444	$121,234	$127,101	$149,204	$127,358	$134,383	11%
WW net sales -- Y/Y growth, excluding F/X	9%	10%	19%	12%	11%	11%	N/A
WW net sales -- TTM	$477,748	$485,902	$502,191	$513,983	$524,897	$538,046	11%
WW net sales -- TTM Y/Y growth, excluding F/X	14%	11%	12%	13%	13%	13%	N/A
Operating income	$3,669	$3,317	$2,525	$2,737	$4,774	$7,681	132%
F/X impact -- favorable	$126	$165	$357	$213	$139	$104	N/A
Operating income -- Y/Y growth (decline), excluding F/X	(60)%	(59)%	(55)%	(27)%	26%	128%	N/A
Operating margin -- % of WW net sales	3.2%	2.7%	2.0%	1.8%	3.7%	5.7%	N/A
Operating income -- TTM	$19,683	$15,298	$12,971	$12,248	$13,353	$17,717	16%
Operating income -- TTM Y/Y growth (decline), excluding F/X	(30)%	(49)%	(57)%	(54)%	(37)%	10%	N/A
Operating margin -- TTM % of WW net sales	4.1%	3.1%	2.6%	2.4%	2.5%	3.3%	N/A
Net income (loss)	$(3,844)	$(2,028)	$2,872	$278	$3,172	$6,750	N/A
Net income (loss) per diluted share	$(0.38)	$(0.20)	$0.28	$0.03	$0.31	$0.65	N/A
Net income (loss) -- TTM	$21,413	$11,607	$11,323	$(2,722)	$4,294	$13,072	13%
Net income (loss) per diluted share -- TTM	$2.08	$1.13	$1.10	$(0.27)	$0.42	$1.26	12%
______________________________
(1)For the twelve months ended June 30, 2022 and 2023, this amount relates to equipment included in “Property and equipment acquired under finance leases, net of remeasurements and modifications” of $3,579 million and $696 million.
(2)For the twelve months ended June 30, 2022 and 2023, this amount relates to property included in “Principal repayments of finance leases” of $9,789 million and $5,705 million.
(3)Free cash flow is cash flow from operations reduced by “Purchases of property and equipment, net of proceeds from sales and incentives.”
(4)Free cash flow less principal repayments of finance leases and financing obligations is free cash flow reduced by “Principal repayments of finance leases” and “Principal repayments of financing obligations.”
(5)Free cash flow less equipment finance leases and principal repayments of all other finance leases and financing obligations is free cash flow reduced by equipment acquired under finance leases, which is included in “Property and equipment acquired under finance leases, net of remeasurements and modifications,” principal repayments of all other finance lease liabilities, which is included in “Principal repayments of finance leases,” and “Principal repayments of financing obligations.”

AMAZON.COM, INC.
Supplemental Financial Information and Business Metrics
(in millions)
(unaudited)

	Q1 2022	Q2 2022	Q3 2022	Q4 2022	Q1 2023	Q2 2023	Y/Y % Change
Segments
North America Segment:
Net sales	$69,244	$74,430	$78,843	$93,363	$76,881	$82,546	11%
Net sales -- Y/Y growth, excluding F/X	8%	10%	20%	14%	11%	11%	N/A
Net sales -- TTM	$284,711	$291,591	$304,877	$315,880	$323,517	$331,633	14%
Operating income (loss)	$(1,568)	$(627)	$(412)	$(240)	$898	$3,211	N/A
F/X impact -- favorable (unfavorable)	$42	$61	$95	$76	$41	$(7)	N/A
Operating income (loss) -- Y/Y growth (decline), excluding F/X	(147)%	(122)%	(158)%	53%	N/A	N/A	N/A
Operating margin -- % of North America net sales	(2.3)%	(0.8)%	(0.5)%	(0.3)%	1.2%	3.9%	N/A
Operating income (loss) -- TTM	$2,253	$(1,521)	$(2,813)	$(2,847)	$(381)	$3,457	N/A
Operating margin -- TTM % of North America net sales	0.8%	(0.5)%	(0.9)%	(0.9)%	(0.1)%	1.0%	N/A
International Segment:
Net sales	$28,759	$27,065	$27,720	$34,463	$29,123	$29,697	10%
Net sales -- Y/Y growth (decline), excluding F/X	0%	(1)%	12%	5%	9%	10%	N/A
Net sales -- TTM	$125,897	$122,241	$120,816	$118,007	$118,371	$121,003	(1)%
Operating loss	$(1,281)	$(1,771)	$(2,466)	$(2,228)	$(1,247)	$(895)	(49)%
F/X impact -- favorable (unfavorable)	$(79)	$(231)	$(216)	$(331)	$(174)	$32	N/A
Operating loss -- Y/Y growth (decline), excluding F/X	(196)%	(526)%	147%	17%	(16)%	(48)%	N/A
Operating margin -- % of International net sales	(4.5)%	(6.5)%	(8.9)%	(6.5)%	(4.3)%	(3.0)%	N/A
Operating loss -- TTM	$(3,457)	$(5,590)	$(7,145)	$(7,746)	$(7,712)	$(6,836)	22%
Operating margin -- TTM % of International net sales	(2.7)%	(4.6)%	(5.9)%	(6.6)%	(6.5)%	(5.6)%	N/A
AWS Segment:
Net sales	$18,441	$19,739	$20,538	$21,378	$21,354	$22,140	12%
Net sales -- Y/Y growth, excluding F/X	37%	33%	28%	20%	16%	12%	N/A
Net sales -- TTM	$67,140	$72,070	$76,498	$80,096	$83,009	$85,410	19%
Operating income	$6,518	$5,715	$5,403	$5,205	$5,123	$5,365	(6)%
F/X impact -- favorable	$163	$335	$478	$468	$272	$79	N/A
Operating income -- Y/Y growth (decline), excluding F/X	53%	28%	1%	(10)%	(26)%	(8)%	N/A
Operating margin -- % of AWS net sales	35.3%	29.0%	26.3%	24.3%	24.0%	24.2%	N/A
Operating income -- TTM	$20,887	$22,409	$22,929	$22,841	$21,446	$21,096	(6)%
Operating margin -- TTM % of AWS net sales	31.1%	31.1%	30.0%	28.5%	25.8%	24.7%	N/A

AMAZON.COM, INC.
Supplemental Financial Information and Business Metrics
(in millions, except employee data)
(unaudited)

	Q1 2022	Q2 2022	Q3 2022	Q4 2022	Q1 2023	Q2 2023	Y/Y % Change
Net Sales
Online stores (1)	$51,129	$50,855	$53,489	$64,531	$51,096	$52,966	4%
Online stores -- Y/Y growth (decline), excluding F/X	(1)%	0%	13%	2%	3%	5%	N/A
Physical stores (2)	$4,591	$4,721	$4,694	$4,957	$4,895	$5,024	6%
Physical stores -- Y/Y growth, excluding F/X	16%	13%	10%	6%	7%	7%	N/A
Third-party seller services (3)	$25,335	$27,376	$28,666	$36,339	$29,820	$32,332	18%
Third-party seller services -- Y/Y growth, excluding F/X	9%	13%	23%	24%	20%	18%	N/A
Subscription services (4)	$8,410	$8,716	$8,903	$9,189	$9,657	$9,894	14%
Subscription services -- Y/Y growth, excluding F/X	13%	14%	14%	17%	17%	14%	N/A
Advertising services (5)	$7,877	$8,757	$9,548	$11,557	$9,509	$10,683	22%
Advertising services -- Y/Y growth, excluding F/X	25%	21%	30%	23%	23%	22%	N/A
AWS	$18,441	$19,739	$20,538	$21,378	$21,354	$22,140	12%
AWS -- Y/Y growth, excluding F/X	37%	33%	28%	20%	16%	12%	N/A
Other (6)	$661	$1,070	$1,263	$1,253	$1,027	$1,344	26%
Other -- Y/Y growth, excluding F/X	28%	135%	168%	80%	57%	26%	N/A

Stock-based Compensation Expense
Cost of sales	$146	$213	$190	$208	$165	$251	18%
Fulfillment	$498	$763	$727	$757	$603	$932	22%
Technology and infrastructure	$1,645	$2,814	$3,036	$3,126	$2,574	$4,043	44%
Sales and marketing	$665	$990	$1,128	$1,092	$993	$1,303	32%
General and administrative	$296	$429	$475	$423	$413	$598	39%
Total stock-based compensation expense	$3,250	$5,209	$5,556	$5,606	$4,748	$7,127	37%
Other
WW shipping costs	$19,560	$19,304	$19,942	$24,714	$19,937	$20,418	6%
WW shipping costs -- Y/Y growth	14%	9%	10%	4%	2%	6%	N/A
WW paid units -- Y/Y growth (7)	0%	1%	11%	8%	8%	9%	N/A
WW seller unit mix -- % of WW paid units (7)	55%	57%	58%	59%	59%	60%	N/A
Employees (full-time and part-time; excludes contractors & temporary personnel)	1,622,000	1,523,000	1,544,000	1,541,000	1,465,000	1,461,000	(4)%
Employees (full-time and part-time; excludes contractors & temporary personnel) -- Y/Y growth (decline)	28%	14%	5%	(4)%	(10)%	(4)%	N/A
________________________
(1)Includes product sales and digital media content where we record revenue gross. We leverage our retail infrastructure to offer a wide selection of consumable and durable goods that includes media products available in both a physical and digital format, such as books, videos, games, music, and software. These product sales include digital products sold on a transactional basis. Digital media content subscriptions that provide unlimited viewing or usage rights are included in “Subscription services.”
(2)Includes product sales where our customers physically select items in a store. Sales to customers who order goods online for delivery or pickup at our physical stores are included in “Online stores.”
(3)Includes commissions and any related fulfillment and shipping fees, and other third-party seller services.
(4)Includes annual and monthly fees associated with Amazon Prime memberships, as well as digital video, audiobook, digital music, e-book, and other non-AWS subscription services.
(5)Includes sales of advertising services to sellers, vendors, publishers, authors, and others, through programs such as sponsored ads, display, and video advertising.
(6)Includes sales related to various other offerings, such as certain licensing and distribution of video content, health care services, and shipping services, and our co-branded credit card agreements.
(7)Excludes the impact of Whole Foods Market.

Amazon.com, Inc.
Certain Definitions
Customer Accounts
•References to customers mean customer accounts established when a customer places an order through one of our stores. Customer accounts exclude certain customers, including customers associated with certain of our acquisitions, Amazon Payments customers, AWS customers, and the customers of select companies with whom we have a technology alliance or marketing and promotional relationship. Customers are considered active when they have placed an order during the preceding twelve-month period.
Seller Accounts
•References to sellers means seller accounts, which are established when a seller receives an order from a customer account. Sellers are considered active when they have received an order from a customer during the preceding twelve-month period.
AWS Customers
•References to AWS customers mean unique AWS customer accounts, which are unique customer account IDs that are eligible to use AWS services. This includes AWS accounts in the AWS free tier. Multiple users accessing AWS services via one account ID are counted as a single account. Customers are considered active when they have had AWS usage activity during the preceding one-month period.
Units
•References to units mean physical and digital units sold (net of returns and cancellations) by us and sellers in our stores as well as Amazon-owned items sold in other stores. Units sold are paid units and do not include units associated with AWS, certain acquisitions, certain subscriptions, rental businesses, or advertising businesses, or Amazon gift cards.

Contacts:

Amazon Investor Relations	Amazon Public Relations
Dave Fildes, amazon-ir@amazon.com	Dan Perlet, amazon-pr@amazon.com
amazon.com/ir	amazon.com/pr